United States
Securities and Exchange Commission
Washington, D.C. 20549

____________________________________________________

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2014

VR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

333-166884 (Commission File Number)	52-2130901 (IRS Employer Identification No.)
1825 Ponce de Leon Boulevard, Suite 56 Coral Gables, Florida (principal executive offices)	33134 (Zip Code)

(305) 602-1010
(Registrant’s telephone number, including area code)

1615 Chester Road, Chester, Maryland 21619; telephone number (443) 519-0129
(Former name or former address, if changed since last report.)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 1.01. Entry into a Material Definitive Agreement.

On March 28, 2014, but effective as of March 23, 2014, that certain Share Exchange Agreement was executed by and between VR Holdings, Inc., a Delaware corporation (“VR Holdings”), China MPP Ventures, LLC, a Maryland limited liability company (“CMPP”), Michael H. Zhu (sometimes “Zhu”), Matthew A. Lapides (sometimes “Lapides”) and Deohge Corporation, a Maryland corporation (“Deohge”).

On January 8, 2014, we filed a Current Report on Form 8-K with respect to the execution of a Letter of Intent covering the proposed Share Exchange Agreement.

Zhu is the majority owner of CMPP and has the authority to execute the Share Exchange Agreement on behalf of CMPP. At the Closing (defined below) of the Share Exchange Agreement, Zhu will become and officer and director of VR Holdings. Lapides is currently an officer and director of VR Holdings, and Deohge is the controlling stockholder of VR Holdings.

Pursuant to the Share Exchange Agreement, VR Holdings will acquire all of the ownership interests of Enelco Environmental Technologies (Anhui) Co., Ltd. and ZM Industries, LLC (collectively, referred to as “EETC”), both wholly owned subsidiaries of CMPP, in exchange for shares of the common stock of VR Holdings, par value $0.000001 per share (the “VR Holdings Common Stock”) as set out in the Share Exchange Agreement.

1. Exchange. In exchange for all of the ownership interests in EETC, and in consideration for the execution of the Share Exchange Agreement, VR Holdings shall issue to CMPP, promptly after the Closing, 48,000,000 shares of the VR Holdings Common Stock. Provided, however, notwithstanding anything contained in the Share Exchange Agreement to the contrary, the shares of the VR Holdings Common Stock to be issued to CMPP, pursuant to the Share Exchange Agreement, shall not be entitled to receive any proceeds or stockholder distributions as a result of a successful litigation outcome of the current lawsuit being maintained by VR Holdings in the Circuit Court of Cook County, Illinois under Cause No. 12-L-8718, styled VR Holdings, Inc., MML Inc. and Morton M. Lapides v. Cerberus Capital Management, LP, Madeline, LLC, Gordon Brothers Group, Warren Feder and Stephen A. Feinberg (the “Lawsuit”).

2. Delivery to VR Holdings. At the Closing of the Share Exchange Agreement, CMPP shall deliver to VR Holdings all ownership interests in EETC.

3. Exchange of Shares by Deohge. In consideration for the execution and closing of the Share Exchange Agreement, VR Holdings shall issue to Deohge 25,000 shares of the VR Holdings Class A Preferred Stock described below, promptly after the Closing of the Share Exchange Agreement, in exchange for the cancellation of 250,000,000 shares of the VR Holdings Common Stock currently held by Deohge.

4. Payments to Zhu. In exchange for the services rendered by Zhu in connection with the Share Exchange Agreement and for Zhu’s further agreement to become a director and officer of VR Holdings, VR Holdings shall issue to Zhu, promptly after the Closing of the Share Exchange Agreement: (a) 20,006,744 shares of the VR Holdings Common Stock, (b) 15,066 shares of the VR Holdings Class A Convertible Preferred Stock, and (c) 3,617 shares of the VR Holdings Class B Convertible Preferred Stock all of which is subject to the conditions as set forth in Paragraph 7 of the Share Exchange Agreement. Notwithstanding anything contained to the contrary in the Share Exchange Agreement, any shares of the VR Holdings Common Stock, the VR Holdings Class A Convertible Preferred Stock, and the VR Holdings Class B Convertible Preferred Stock to be issued to Zhu pursuant to the Share Exchange Agreement shall not be entitled or eligible to receive any proceeds or stockholder distributions as a result of a successful litigation outcome of the Lawsuit.

5.  Payments to Lapides. In exchange for the services rendered by Lapides in connection with the Share Exchange Agreement, VR Holdings shall issue to Lapides, promptly after the Closing of the Share Exchange Agreement: (a) 10,008,343 shares of the VR Holdings Common Stock, (b) 10,045 shares of the VR Holdings Class A Convertible Preferred Stock, and (c) 369 shares of the VR Holdings Class B Convertible Preferred Stock, all of which are subject to the conditions as set forth in Paragraph 7 of the Share Exchange Agreement.

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6.  VR Holdings Common Stock and Preferred Stock. It is understood by the parties that VR Holdings does not currently have classes of preferred stock. Promptly after the Closing of the Share Exchange Agreement, VR Holdings shall take steps to amend its Certificate of Incorporation in the State of Delaware to increase to 5,000,000,000 its authorized shares of VR Holdings Common Stock, to change the name of VR Holdings to “EQ Global Holding, Inc.,” and to create classes of preferred stock sufficient to satisfy the terms of the Share Exchange Agreement. In that regard, the VR Holdings Class A Convertible Preferred Stock and the VR Holdings Class B Convertible Preferred Stock shall have the following designations and privileges:

(a) Each share of the VR Holdings Class A Convertible Preferred Stock shall be equivalent to 10,000 shares of the VR Holdings Common Stock. On all matters submitted to a vote of the holders of the VR Holdings Common Stock, including, without limitation, the election of directors, a holder of shares of the VR Holdings Class A Convertible Preferred Stock shall be entitled to the number of votes on such matters equal to the number of shares of the VR Holdings Class A Convertible Preferred Stock held by such holder multiplied by 10,000. In addition, the VR Holdings Class A Convertible Preferred Stock shall have such conversion, liquidation and redemption rights as will be agreed upon by the parties to the Share Exchange Agreement and set out in a Certificate of Designation for the VR Holdings Class A Convertible Preferred Stock.

(b) Each share of the VR Holdings Class B Convertible Preferred Stock shall be equivalent to 1,000,000 shares of the VR Holdings Common Stock. On all matters submitted to a vote of the holders of the VR Holdings Common Stock, including, without limitation, the election of directors, a holder of shares of the VR Holdings Class B Convertible Preferred Stock shall be entitled to the number of votes on such matters equal to the number of shares of the VR Holdings Class B Convertible Preferred Stock held by such holder multiplied by 1,000,000. As will be set out in detail in a Certificate of Designation, the VR Holdings Class B Convertible Preferred Stock shall have such conversion, liquidation and redemption rights as will be agreed upon by the parties to the Share Exchange Agreement. The shares of the VR Holdings Class B Convertible Preferred Stock shall be convertible into shares of the VR Holdings Class A Convertible Preferred Stock; provided, however, the holders of the VR Holdings Class B Convertible Preferred Stock shall be limited in their ability to convert their shares of the VR Holdings Class B Convertible Preferred Stock into shares of the VR Holdings Class A Convertible Preferred Stock for a period of five years from the date of the Closing of the Share Exchange Agreement and only after five years of continuous employment with VR Holdings.

7. Issuance Milestones. The right to retain the shares of the VR Holdings Class A Convertible Preferred Stock and the shares of the VR Holdings Class B Convertible Preferred Stock to be received by Zhu and Lapides pursuant to the Share Exchange Agreement is conditioned upon the achievement of the following milestones:

(a) The receipt by VR Holding of an initial $50,000.00 for the operational needs of VR Holdings within 30 days of the Closing.

(b) The receipt by VR Holdings of an additional $150,000.00 and the completion of audited financial statements for EETC which satisfy the auditing standards of the United States Securities and Exchange Commission (the "Audited Financial Statements") within 71 calendar days of the Closing.

(c) The receipt of at least $5,000,000.00 of additional capital commitments to support the growth initiatives of VR Holdings and EETC, within 180 days of the Closing.

8. Closing. The closing of the Share Exchange Agreement (the “Closing”) shall be on or before April 30, 2014, subject to acceleration or postponement from time to time as the parties to the Share Exchange Agreement may mutually agree. The Closing shall be at 6030 Daybreak Circle, Suite A150/368. Clarksville, Maryland 21029, at 2:00 p.m. Eastern Time, unless another hour or place is mutually agreed upon by the parties to the Share Exchange Agreement.

9. Restricted Shares. All shares of the VR Holdings Common Stock, the VR Holdings Class A Preferred Stock, and the VR Holdings Class B Preferred Stock to be received pursuant to the Share Exchange Agreement shall be restricted in their resale as provided in the Securities Act of 1933, as amended (the “Securities Act”), and shall contain a legend as required by the Securities Act, which shall read as follows:

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THE SHARES OF COMMON (PREFERRED) STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT TTO THE SHARE EXCHANGE AGREEMENT IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

10. Directors and Officers of the VR Holdings.

(a) Following the Closing, the Board of Directors of VR Holdings shall consist of Matthew A. Lapides, Michael H. Zhu, and Lamar Neville until the next annual meeting of the stockholders of VR Holdings or until such time as their successors have been elected and qualified as described in this paragraph. Promptly after the Closing, VR Holdings shall cause the necessary resolutions to be adopted to implement the requirements of this paragraph.

(b) Following the Closing, the officers of VR Holdings shall be Michael H. Zhu, Chairman, and Matthew A. Lapides, President and Chief Executive Officer, until the next annual meeting of the stockholders of VR Holdings or until such time as their successors have been elected and qualified. Promptly after the Closing, VR Holdings shall cause the necessary resolutions to be adopted to implement the requirements of this paragraph.

11. Rescission. Notwithstanding anything contained to the contrary in the Share Exchange Agreement, in the event that neither VR Holdings, CMPP, Lapides, nor Zhu can provide or arrange: (a) the initial $50,000.00 funding described in Paragraph 7(a) of the Share Exchange Agreement for the operational needs of VR Holdings within 30 days after the Closing, (b) the additional $150,000.00 of capital and the Audited Financial Statements described in Paragraph 7(b) of the Share Exchange Agreement within 71 calendar days of the Closing, and (c) the additional $5,000,000.00 of capital funding described in Paragraph 7(c) of the Share Exchange Agreement within 180 days of the Closing, VR Holdings, Deohge, and Lapides shall have a right to rescind the Share Exchange Agreement, in which event all shares of the VR. Holdings Common Stock, the VR Holdings Class A Convertible Preferred Stock, and the VR Holdings Class B Convertible Preferred Stock delivered to Zhu under the Share Exchange Agreement shall be cancelled and immediately returned to VR Holdings and the entire ownership interests in EETC shall be immediately returned by VR Holdings to CMPP. In the event of any such rescission (the “Rescission”), CMPP, Zhu and Lapides agreed that the transfer agent for VR Holdings shall cancel any such shares of the VR Holdings Common Stock, the VR Holdings Class A Convertible Preferred Stock, and the VR Holdings Class B Convertible Preferred Stock delivered to Zhu under the Share Exchange Agreement, without any further permission or agreement by Zhu.

12. Resignation of Zhu as a Director and Officer of VR Holdings. In the event of the Rescission, Zhu shall be deemed to have resigned as a director and officer of VR Holdings.

An executed copy of the Share Exchange Agreement is attached to this Form 8-K as an exhibit.

BUSINESS GOING FORWARD

Following the Closing of the Share Exchange Agreement, the business of VR Holdings will be the business of EETC. VR Holdings intends to carry on the business of EETC under the name of Enelco Environmental Technologies, Inc, also known as EETC. We intend to discontinue all of our pervious efforts regarding our litigation support business and the business operated by Litigation Dynamics, Inc.

Except as otherwise indicated by the context, references in this Report to “we,” “us,” “our,” the “company” or “VR Holdings” or “EETC” are to the business of VR Holdings and EETC.

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Accounting Treatment; Change of Control

The assets and liabilities and the historical operations of EETC prior to the Exchange will be reflected in the financial statements and will be recorded at the historical cost basis of EETC. Our consolidated financial statements after completion of the Exchange will include the assets and liabilities of both VR Holdings and EETC, and the historical operations of EETC and VR Holdings operations from the Closing of the Exchange.

Following the Closing and all of the transactions described in the Share Exchange Agreement, VR Holdings will have 282,473,430 shares of the VR Holdings Common Stock issued and outstanding, owned as follows:

•                     204,458,343 shares owned by the VR Holdings stockholders before the Closing;

•                     48,000,000 shares owned by CMPP;

•                     20,006,744 shares owned by Michael H. Zhu; and

•                     10,008,343 owned by Matthew A. Lapides.

As a result of the Share Exchange Agreement, in diluted share equivalence, the current VR Holdings stockholders will hold approximately 72.38% of the VR Holdings Common Stock representing 10% of the total voting shares, CMPPV will hold approximately 16.99% of the VR Holdings Common Stock representing 1.01% of total voting shares, Zhu will hold roughly 7.08% of VR Holdings Common Stock along with the VR Holdings Class A Convertible Preferred Stock and the VR Holdings Class B Convertible Preferred Stock which together represent 80% of the voting shares, and Lapides will hold roughly 3.54% of VR Holdings Common Stock along with the VR Holdings Class A Convertible Preferred Stock convertible and the VR Holdings Class B Convertible Preferred Stock which together represent 10% of the voting shares, with roughly 10% of the shares of the VR Holdings Common Stock being owned by the current VR Holdings stockholders after the Closing. Therefore, as a result of the satisfaction of all of the conditions of the Share Exchange Agreement, there will be a change of control in VR Holdings.

Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangement exists that might result in a future change of control of VR Holdings.

Prior to the Share Exchange Agreement, there were no material relationships between VR Holdings and CMPP or EETC, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Business of EETC

EETC, and its predecessor joint venture company, Anhui EE Environmental Equipment Co., Ltd., which will become a wholly owned subsidiary of VR Holdings following the Closing, has been in the air pollution control industry since its establishment in 1996. It has been registered as a legal entity under Chinese law, with import/export license and exporting to the U.S. and other countries since 1996. In 2001, it was converted to a Wholly Foreign-Owned Enterprise (WFOE) which structure is often used to produce the foreign firm’s product in mainland China for later export to a foreign country, sometimes through the use of Special Economic Zones which allow the importation of components duty-free into China, to then be added to Chinese-made components and the finished product then re-exported. As a WFOE, it allows for greater control over the business venture in mainland China and avoids a multitude of problematic issues which can potentially result from dealing with a domestic joint venture partner. EETC opened its new factory in mid 2002, and through a management buy out, had a transfer of ownership to CMPP in 2004. Three years later, the factory completed an expansion to better align with demand.

EETC currently has approximately 205 employees, including 46 engineers, and has a total factory area of more than 150,000 square feet. In addition, EETC maintains sales, engineering and sourcing staff in a total of three other locations around the world.

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EETC has continued to expand its business and now has several meaningful business lines. While EETC operates a significant production facility, it is not solely a provider of air pollution control systems. It is also company that works with domestic engineering companies with significant market presence to jointly commercialize their international technologies licensed by EETC to meet the demands of such systems in the power generation industry within China. The scope of EETC’s business lines include:

•	Manufacturing of Air Pollution Control Equipment and product to global industrial firms (OEM supplier and licensed manufacturing for China delivery);
•	Sourcing of industrial equipment and products for small and medium enterprises based in North America and Europe;
•	Provide Air Pollution Control solutions to coal fired power generation, steel, and pulp and paper industries in China;
•	Engineering and design services to international companies

EETC has been able to utilize global energy and environmental technologies, source global raw materials and resources, manufacture at competitive rates and deliver products to markets in need. EETC brings developed market technologies to rapidly developing markets in the pollution control systems business.

EETC has continued to expand its business strategy in global markets through:

•	Acquiring best-in-class air pollution technologies from global multi-national firms that is suitable for the power generation, steel, and pulp and paper industries;
•	Localizing the engineering, manufacturing and procurement of these technologies in China; and
•	Commercializing the technologies in China for specific projects and partnering with significant market presence; and to export to global markets in need.

As a recognized provider of high quality, value priced and reliable delivery, EETC has significant client relationships with global firms such as GE, Alstom, Hitachi and Siemens as well as China based clients such as Huaneng Group, Huadian Group, Hebei Construction & Investment Group, and Chenming Group.

EETC is part of the solution to a global crisis; air pollution. With significant global health and social challenges as a result of stifling pollution problems in many parts of the world, the new paradigm is that our planet, people and environment are facing new hazards. EETC works with power generation and heavy industry to provide the right air pollution control installation to meet stricter standards being set globally through legislation.

There were significant achievement and milestones in 2013 for EETC as follows:

•	Supplied internals for a project of 2X1,000 MW power plants;
•	Completed a rebuild project utilizing licensed technology in Hebei of 1X600 MW power plant;
•	Completed a rebuild project utilizing licensed technology in Beijing of 4X250 MW power plants;
•	Completed new installation licensed ESP technology in Turkey of 1X350 MW power plant;
•	Supplied smart parts to 14 intake filters to GE Power and Water;
•	Contracted and are currently fabricating five units of Filter Houses & Transitions for GE;

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•	Developed a line of Modular Bag Filters for Global markets;
•	Signed a contract with a major multinational firm for cooperating on the Wet ESP technology;
•	Finished a significant Project of Modular Bag Filters; and
•	Contracted with Hitachi on project for ESP Internal parts.

EETC intends to expand both export business as well as China domestic business in 2014. In the China market, EETC anticipates winning contracts for a new wet ESP projects, win two to three dry ESP projects and develop two to three new partnerships. In the international markets, EETC intends to expand sales of gas turbine products, expand the sales of bag filters and increase the marketing of EETC Sourcing Services in North America.

Additional business expansion strategy for EETC includes the acquisition of additional energy and environmental technologies for the China market, establishing targeted sales locations with technical sales professionals around the world in key locations; expanding the production facility to two to three times its current foot print (currently, the production facility is in excess of 150,000 square feet).

Industry Trends

The world population is expanding, and clean energy solutions are in demand. In 2013, the U.S. Energy Information Administration (EIA) published its International Energy Outlook and provided historical and projected energy production sources from 1990 through 2040. Despite advancements in wind, solar, hydropower, liquids, nuclear or other renewables, roughly 60% of world energy production comes from coal and natural gas. The world expansion of energy from roughly 17 billion KW hours in 2015 to 30 billion KW hours in 2025 and 38 billion KW hours of world electricity generation in 2040, still predicts that 60% of power production will be from coal and natural gas. As power generation is expected to double in 25 years, there should be further demands for pollution control systems, equipment, upgrades and maintenance that can meet more stringent standards.

Many European, North American and Latin American countries have successively issued a series of new standards on the emission of particles in the flue gas. Emissions from natural gas-generated power plants are relatively clean, yet still required pollution control equipment. Meanwhile, since the developing technology on the shale gas becomes more and more matured, the cost of gas power generation has been greatly reduced. Nonetheless, the Asia-Pacific region owns abundant coal. A combination of economics and higher efficiency are expected to bring advantages to coal power plants.

Due to the rapid development of Chinese urbanization and industrialization, in conjunction with increased energy consumption, record levels of air pollution in China continue to be measured. Since the winter of 2013, 80% of Chinese cities have experienced smog. According to the authoritative data from the China Meteorological Administration, the smog has affected 25 provinces with more than 100 large and medium-sized cities. The national average days having smog has reached the highest in the past 52 years. On October 21, 2013, a smog emergency was declared in Harbin, a city of 11 million people. The pollution was so dense that visibility was cut to 33 feet. An index measuring particulate matter with a diameter of 2.5 micrometers (PPM2.5) reached a reading of 1,000 in parts of Harbin. A level above 300 is considered hazardous. The World Health Organization recommends a daily level of no more than 20.

This crisis has a global reach already. A new analysis at the Health Effects Institute (HEI) revealed some startling impacts of air pollution:

•	Air Pollution caused an estimated 3.2 million premature deaths worldwide in 2010. Children and elderly are particularly vulnerable;
•	Forty percent of the world’s premature deaths attributable to air pollution (1.2 million people) occurred in China. Roughly 800,000 people die prematurely each year in India and other South Asian Countries;
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•	Particulate matter is now the fourth-leading cause of death in China, behind dietary risks, high blood pressure, and smoking; and
•	Unless current trends change, urban air pollution is projected to be the number one killer worldwide by 2050.

With the global pollution epidemic, EETC serves as part of the solution by providing world class technology and products in industrial pollution control to help make a brighter tomorrow for the planet.

The Chinese government has finally acknowledged the pollution epidemic. On December 17, 2013, the China Electricity Council with the American Environmental Defense jointly issued a report, which states that the electric power industry is one of the main sources and should play a more important and active role in the smog prevention. Further, on July, 1, 2014, China is going to perform the new emission standard, which points out that the emission of particles in flue gas should be reduced from 50 mg to 20~30 mg; however, the emission from 70%-80% of present Chinese coal-fired power plants are not up to the standard. The new standard will drive the related environmental technologies and develop a robust industrial market to upgrade inadequate air pollution control systems. The potential value of this environmental protection such as methods of controlling nitrogen oxide emissions (NOx, or the reduction of the NOx emission is called DeNOx), desulfurization (DeSOx) and particulate control and the manufacture of the equipment to perform these tasks will be around 43.3 billion USD.

Client Base

EETC maintains several distinct types client relationships that add to its business diversification:

•                     Global Multinational Firms. EETC is an original equipment manufacturer (OEM) for a number of global industrial firms in the business of power equipment generation. EETC produces pollution control equipments and accessories for use in large scale power generation facilities around the world. These products are typically produced using technology developed by their client, but because of the custom nature of each installation, EETC provides final engineering services of the technology to assure that the emissions mandates can be achieved. These firms, such as GE, Hitachi, Siemens, Alstom and Mitsubishi Heavy Industry utilize EETC manufactured parts on their equipments sales.

•                     Government Related Entities Involved in Power Generation. EETC works with a variety of governmental entities or affiliated companies that provide power production services to government entities in China. In this channel, EETC is able to work with the client to identify the best pollution control equipment solution within their portfolio of licensed products. These are typically the same technologies developed by large multinational firm, but are licensed to EETC for further engineering, manufacturing and installation within the China power generation market.

•                     Small and Mid-Sized Enterprises. EETC works with companies around the world to provide procurement, engineering design, manufacturing and logistics support for a variety of technically engineered products in both green energy and heavy industry applications.

Marketing Strategy

The combination of an expanded global demand for clean power generation and increasingly stringent public policy changes dealing with emissions, EETC is in an expanding market, and one that has important impacts to the planet environment, our health and a wide range of industries. EETC has a focus in building high quality functional products at a competitive price. Its reputation has been built on the ability to deliver large scale projects in a timely fashion and with the right quality standards. With more than 20 years of procuring global resources to meet the unique needs of clients, EETC not only has industry knowledge, but also maintains deep experience. The first part on the ongoing strategy is to continue with these hallmark traits, and continue to earn and identify new opportunities with its significant client base.

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The marketing strategy of EETC is divided into 3 categories which represent different client sets:

•	OEM equipment supplier to large multinational firms;
•	Supplier of licensed air pollution control technology to the China power market; and
•	Development of procurement of technically engineered products for small and mid sized enterprises (SMEs).

OEM Manufacturing. EETC has demonstrated its ability to produce pollution control systems and accessories to firms such as GE, Hitachi, Alstom, Mitsubishi Heavy Industry and Siemens. That creates validation. As power demands grow, EETC intends to continue to grow with these large multinationals and continue to provide timely and quality products for their needs. Further, there is additional opportunity to expand manufacturing and final engineering services to related division of these existing clients. This channel has a dedicated development person to maintain relationships, and identify other firms in the category as potential clients.

Sales of Licensed Products in China. While EETC is an OEM producer of products, it is has also licensed much of the same technology for commercialization in the China power generation market, often times on an exclusive or semi-exclusive basis. As opportunities develop, EETC is able to provide a range of possible solutions at different price points that it has the ability to manufacture. The Chinese power generation industry seeks trusted and time tested technologies for use in their applications. It is a competitive advantage that EETC maintains exclusive licenses to commercial certain products. While other companies may have similar technology, EETC has realized that it is not only the technology, but many other factors that contribute to a successful air pollution control system. These may include factors such as final engineering, materials selection, manufacturing quality, installation effectiveness. The China sales team is familiar with the local markets, customs, and is able to offer the right solution for each installation opportunity instead of having only a single option. The pricing competition for this business is very competitive, and it has become an EETC advantage that projects that are lost due to pricing have required replacement when the systems did not operate as specified. While EETC may not be the low-cost producer, nor does it intend to be in that space, it continues to demonstrate reliable, deliverable, and quality products for a competitive price.

Procurement and Manufacturing for SMEs. This is an extremely fragmented and diverse area of business. EETC has maintained an internal procurement group to source and acquire the right materials for client projects, and have recently expanded their capabilities to provide the same type of service to small and mid size enterprises around the world. EETC currently works with engineering firms to produce client projects as well as manufacturing companies to source materials, produce components or provide assembly services. A unique value to a SME is EETC’s deep knowledge of global sourcing and the comfort of having created reliable providers for a wide range of products. While an outsider may attempt to source products within China, the combination of knowledge, experience and established relationships create enormous advantages over SMEs that attempt to accomplish this on their own. It is intended to expand a business development team to target certain US and European firms that have potential needs for sourcing, producing or assembling their products from the best global resources that exist.

Sales Team

EETC has in-house development staff, technical sales staff, and engineering staff that assist in the sales process with clients. From time to time there have been outside development professionals who maintain relationships with key firms. We intend to continue to expand the business development group and provide competitive compensation along with merit based bonus structure to align those professionals with the client and the firm.

Periodically, there may be a third party agent that introduces business to the firm. In these cases, the agent would receive compensation based on each project placed with EETC.

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Services and Products

EETC has a range of products engineered and manufactured for clients. Some of the representative products include:

•	Electrostatic Precipitators (ESP). An ESP is a particulate collection device that removes particles from a flowing gas (such as air) using the force of an induced electrostatic charge. EETC produced a variety of dry ESP systems that are highly efficient filtration devices. They minimally impede the flow of air and exhaust gases through the device, and can easily remove fine particulate matter such as dust and smoke from the air stream. An ESP applies energy only to the particulate matter being collected and therefore is very efficient in its consumption of energy (in the form of electricity).
•	Wet Electrostatic Precipitators (WESP or wet ESP). A wet ESP operates with water vapor saturated air streams (100% relative humidity). The WESP is also commonly used where the gases are high in moisture content, contain combustible particulate, or have particles that are sticky in nature.
•	Medium Frequency Power Supply Units. Power supply units of various ESP and WESP technologies.
•	Bag Filters and Fabric Filter Parts. A baghouse or fabric filter is an air pollution control device that removes particulate matter out of air or gas released from commercial processes or combustion for electricity generation.
•	Gas Turbine Filter Housings and Enclosures. A variety of custom sized accessory equipment for the gas turbine industry.
•	Sulfur Dioxide Removal Parts. A variety of parts including venture parts, tanks and accessories.
•	Cement Kiln Burners. Kiln burners are high efficiency forced-air blower burners equipped with independent control of air and gas resulting in a full control flame with the ability to adjust flame shape for installation efficiency.
•	Low Nitrogen Burners. A low-NOx burner in a cement kiln reduced fuel consumption (by roughly 5%) and can increased output of the kiln (by roughly by 10%). Further, this product offers dramatic reductions in NOx emissions.
•	Castings. Foundry product made from ductile iron, carbon steel, low alloy steel and heat resistant steel or stainless steel. Castings can be produced with sand, resin sand, shell mold, investment cast process as well as lost foam processes. This office also handles the related machining of the parts.
•	Sourcing Services. EETC offers global sourcing services for ESP, WEST, Bag Filters, Gas and Turbine parts, Industrial Castings, and a variety of power generation equipment
•	Engineering and Designing Services. With nearly 50 engineers on staff, EETC is able to take a proprietary technology and adapt it for custom installations.
•	General Contracting of and Engineered Project. Some clients choose to outsource an entire technically engineered project. EETC serves as the general contractor on these projects, pulling together a combination of internal and external resources to provide an engineered product from engineering design, to procurement, manufacturing, assembly, logistics and installation consulting.
•	Logistics Services. With roughly 60% of EETC’s revenues involving international contracts, EETC have experience in providing comprehensive and reliable logistic services to nearly any place in the world.
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Customer Relationships

Our services and relationships with clients result in an environment of mutual trust that has been built upon a foundation of on-time delivery and quality products that help achieve an exceptional product and client experience. Each client maintains an internal service team that has high touch responsiveness along with the technical staff to streamline challenges that may be encountered during a client project.

Key Personnel of EETC

The future financial success depends to a large degree upon the human capital of the firm, and the ability of our key personnel to execute upon the business strategy. Currently, Michael H. Zhu, President, and Ernst Greve, Senior VP of Operations, play the major role in operating the business of EETC. While we intend to employ additional management and marketing personnel in order to minimize the critical dependency upon any one person, there can be no assurance that we will be successful in attracting and retaining the persons needed. Upon the Closing of the Exchange, we will have an employment contract with each of Messrs. Zhu and Greve.

EETC Needs To Hire Specialized Personnel

Although we are committed to the continued development and growth of our business, we will need to engage specialized key personnel, such as experienced technical sales professionals, support professionals, and others industry professional to assist EETC in the execution of our business model. It is possible that we will not be able to locate and hire such specialized personnel on acceptable terms.

Employees of EETC

EETC currently has 205 permanent full-time employees. While there is currently capacity, the intended growth will required us to add full-time staff and to contract a sales and marketing campaign to orchestrate and improve market awareness of EETC. At this time, we do not expect any difficulty in identifying and attracting the people that we need.

Adequacy of Working Capital for EETC

Although we hope to generate capital to fund our business plan through our operations, the expected rate of growth of the business suggests that we will need to seek outside capital partners to fund and expand our operations. We still intend to proceed with our proposed business plan and we may try to raise sufficient working capital for our current business plan, by means of a debt vehicles, private placement or registered public offering of our shares. If we are not able to raise additional capital through the sale of our shares, we would likely be able to continue our business, but would not be able to achieve the growth objectives. At the date of this Report, we are considering means through either debt or equity offerings, or loans to raise funds for our operations. As of the date hereof, we have not made any decision on a capital raising plan.

Financial Results for EETC

Our future operating results rest on a combination of our repeatable business as well as large projects. The ability to grown the business to meet current demand is, in part, based on our estimates of future revenues, the collection of those receivables, and may vary from projections. We may be unable to adjust the ongoing business operations in a fashion that is rapid enough to compensate for any unexpected revenue shortfall or unexpected aging of receivables. Accordingly, any significant shortfall in revenues or collections of receivables in relation to our planned expenditures would materially adversely affect our business, operating results, and financial condition.

We have included below, financial information for EETC for the years ended December 31, 2013 and 2012. The reader is cautioned that the below numbers have not yet been audited or otherwise verified and are merely provided for illustrative purposes only. Following the Closing, we will provide audited financial statements for EETC and VR Holdings as required by the SEC’s rules.

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SELECTED FINANCIAL DATA FOR EETC

The following selected financial data are derived from EETC’s financial statements prepared but not audited for the years ended December 31, 2013 and 2012. The financial information reported below is the result of operations of EETC including its international operations, which is subject to currency exchange rates. The data set forth below should be read in conjunction with the discussion of EETC herein.

	Year Ended December 31
	2013	2012
Revenue	$16,393,032	$8,452,241
Cost of Operations	12,330,431	5,132,032
Selling, general and administrative expenses	3,881,689	3,643,610
Operating profit or loss	$180,912	(323,401)
Non-operating income and expenses	(416)	403,843
Income Taxes	(38,745)	-0-
Net Profit or Loss	$141,751	$80,442

Despite a dramatic increase in revenue in 2013 from 2012 results of approximately 94%, the operating profit rose roughly $504,313 and the new profit net increased 76% to $141,751. Logic suggests that the dramatic increase in revenue may suggest a dramatically higher operating and net profit in absolute terms. However, in 2013, EETC accepted and manufactured two very large air pollution control demonstration projects. These installations were using a technology licensed by EETC from a global multi-national firm. EETC was desirous of demostrating that the technology would meet the emission control specification and accepted the projects at a loss. Thus, the revenue increase translated to very little additional profit. However, as a direct result of the success of the two demonstration projects, EETC and the technology utilized has gained acknowledgment and validation in the market. It is expected that the additional orders resulting from these two demonstration projects in 2013, should lead to significant business opportunities at traditional profitability levels.

After the completion of the EETC audit for years ending December 31, 2012 and December 31, 2013, we anticipate further clarification on other elements impacted financial results.

The information contained in the above table should be read together with the discussion and related notes included elsewhere in this Current Report on Form 8-K. The information in the financial reporting above was originally prepared in a currency other U.S. dollars using a conversion rate available on December 31, 2013, of 1 USD = 6.211 RMB Yuan. The reporting of financial information above along with any future reporting is subject to the sensitivity of foreign currency exchange rates.

Properties of EETC

The principal executive office and international sales office of EETC are located at 6030 Daybreak Circle, Suite A150/368, Clarksville, Maryland 21029. EETC also maintains; a Sales and Engineering office at Building E-13, 388 Yingtian Road, Nanjing, Jiangsu Province, 210006 P.R. China; a manufacturing facility at 168 Xinghua Road, High New Technology Industry Development Zone, Bengbu, Anhui Province, 233010 P.R. China; and a engineering office in Wuhan.

Legal Proceedings of EETC

EETC is not engaged in any litigation, and we are unaware of any claims or complaints that could result in future litigation. We will seek to minimize disputes with our customers but recognize the inevitability of legal action in today’s business environment as an unfortunate price of conducting business.

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Item 8.01. Other Events.

Legal Proceedings of VR Holdings, Inc.

As of the date of this filing, VR Holdings had a pending motion in the Circuit Court of Cook County, Illinois under Cause No. 12-L-8718, to lift the stay of the proceeding styled VR Holdings, INC, MML, Inc. and Morton M. Lapides v. Cerberus Capital Management, LP, Madeline, LLC, Gordon Brothers Group, Warren Feder and Stephen A. Feinberg. Damages estimates by VR Holdings from previously reported litigation in the Circuit Court of Cook County, Illinois under Cause No. 09 L 004607 captioned The Cancer Foundation, Inc. v. Cerberus Capital Management, LP, are not currently relevant to VR Holdings. The merits of the claims raised in that lawsuit are being pursued in VR Holdings, Inc., MML, Inc. and Morton M. Lapides v. Cerberus Capital Management, LP, Madeline, LLC, Gordon Brothers Group, Warren Feder and Stephen A. Feinberg; damages are undetermined at the time of this filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Shell company transaction. Not applicable.

(d) Exhibits.

Exhibit No.	Identification of Exhibit
10.1*	Share Exchange Agreement was executed by and between VR Holdings, Inc., a Delaware corporation, China MPP Ventures, LLC, a Maryland limited liability company, Michael H. Zhu, Matthew A. Lapides, and Deohge Corporation, a Maryland corporation dated January 5, March 23, 2014.

____________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2014.	VR HOLDINGS, INC.

By /s/ Matthew A. Lapides
Matthew A. Lapides, Chief Executive Officer

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